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As filed with the Securities and Exchange Commission on September 5, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERU NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0049840 (I.R.S. Employer Identification No.)

894 Ross Drive
Sunnyvale, California 94089
(408) 215-5300
(Address, including zip code, and telephone number, including area code, of the Registrant's principal executive offices)

Brett T. White
Chief Financial Officer
Meru Networks, Inc.
894 Ross Drive
Sunnyvale, California 94089
(408) 215-5300
(Name, address, including zip code, and telephone number, including area code, of the Registrant's agent for service)

Copies to:
Richard Mosher, Esq. Vice President and General Counsel Meru Networks, Inc. 894 Ross Drive Sunnyvale, California 94089 (408) 215-5300	David A. Bell, Esq. Michael A. Brown, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500

            Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee(5)

Common stock, $0.0005 par value per share

Preferred stock, $0.0005 par value per share

Debt securities

Warrants

Subscription rights

Units(6)

Total	$15,000,000	$1,719

(1)
There is being registered hereunder an indeterminate number of shares of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the Registrant, (e) subscription rights to purchase common stock, preferred stock or debt securities of the Registrant, and (f) units, consisting of some or all of these securities, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $15,000,000.
(2)
Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)
The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(4)
Pursuant to General Instruction I.B.6. of Form S-3, if the aggregate market value of the Registrant's outstanding voting and non-voting common equity held by non-affiliates of the Registrant does not equal or exceed $75,000,000 subsequent to the effective date of this registration statement, then the aggregate offering price of all types of securities that the Registrant may issue pursuant to this registration statement in any 12-month period may not exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Registrant.
(5)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933.
(6)
Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants and subscription rights.

            The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders, if any, may sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

(Subject To Completion) Dated September 5, 2012

PROSPECTUS

$15,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units

         From time to time, we or selling securityholders may offer our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold under this prospectus will not exceed $15,000,000.

         As of September 5, 2012, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $54,200,660 which was calculated based on 15,530,275 shares of outstanding common stock held by non-affiliates at a price per share of $3.49, the closing price of our common stock on August 13, 2012. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

         You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

         Our common stock is traded on The NASDAQ Global Market under the symbol "MERU." On September 4, 2012, the last reported sales price for our common stock was $2.98 per share. None of the other securities that may be offered pursuant to this prospectus are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The NASDAQ Global Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

         Investing in our securities involves various risks. See "Risk Factors" beginning on page 4.

         Common stock, preferred stock, debt securities, warrants, subscription rights, and/or units may be sold by us or selling securityholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement and any related free writing prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement and any related free writing prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                    , 2012

        You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus, any applicable prospectus supplement and any related free writing prospectus, nor from a sale made under this prospectus, any applicable prospectus supplement and any related free writing prospectus, that our affairs are unchanged since the date of this prospectus, any applicable prospectus supplement and any related free writing prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement and any related free writing prospectus or any sale of a security. This prospectus, any applicable prospectus supplement and any related free writing prospectus may be used only where it is legal to sell the securities.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we or selling securityholders may sell common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, subscription rights to purchase common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination, in one or more offerings up to a total aggregate dollar amount of $15,000,000. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time securities are offered under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and any related free writing prospectus that we may authorize to be delivered to you, and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or others. Meru Networks and Meru are registered trademarks and the Meru Networks logo is an unregistered trademark of Meru Networks, Inc. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

        You should carefully read this prospectus, any document incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus that we may authorize to be delivered to you, together with the additional information described under "Where You Can Find More Information" before buying securities in this offering.

ii

PROSPECTUS SUMMARY

        This summary may not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement, including the information incorporated by reference, and any free writing prospectuses we have authorized for use in connection with any offering, including "Risk Factors" and the financial data and related notes and other information incorporated by reference, as well as the exhibits to the registration statement of which this prospectus is a part, before making an investment decision.

 MERU NETWORKS, INC.

        We provide a virtualized wireless local area network, or LAN, solution that is designed to cost-effectively optimize the enterprise network to deliver the performance, reliability, predictability and operational simplicity of a wired network, with the advantages of mobility. We enable enterprises to migrate their business-critical applications from wired networks to wireless networks, and become what we refer to as All-Wireless Enterprises.

        Our solution represents an innovative approach to wireless networking that utilizes virtualization technology to create an intelligent and self-monitoring wireless network. Our solution is designed to overcome the limitations of legacy wireless networking architectures that cause most enterprises to maintain two separate access networks: a wired network for business-critical applications, and a wireless network for casual use. Enterprises are now seeking to become All-Wireless Enterprises in order to improve business processes, increase workforce efficiency and respond to the evolving requirements of users. The need to transition to an All-Wireless Enterprise is becoming more urgent as wireless devices increasingly become the means by which users access applications. Our virtualized wireless LAN solution enables organizations to become All-Wireless Enterprises.

        Our virtualized wireless LAN solution takes a fundamentally different architectural approach to wireless networking compared to most other wireless solutions. Our solution combines wireless resources into one virtual, seamless pool, and partitions this virtual pool to match device and application requirements. The core of our virtualized wireless LAN solution is comprised of our innovative System Director Operating System and complementary software applications, which are coupled with our controllers and access points. These software and hardware products are designed to operate in concert to create a virtual wireless LAN that intelligently monitors, manages and directs network traffic to optimize application performance in a secure environment. Our solution is designed to be easily deployed and integrated into our customers' existing information technology, or IT, infrastructure, to be easily managed and to address the wireless networking needs of enterprises of all sizes in every major market.

        We were founded with the vision of enabling organizations to become All-Wireless Enterprises. We began commercial shipments of our products in 2003. Our products are sold worldwide primarily through value-added resellers, or VARs, and distributors, and have been deployed by approximately 6,600 customers in 56 countries.

Corporate Information

        We were incorporated in Delaware in January 2002. Our principal executive offices are located at 894 Ross Drive, Sunnyvale, California, 94089, U.S.A., and our telephone number is 1-408-215-5300. Our website address is www.merunetworks.com. The information on, or accessible through, our website is not part of this prospectus.

        Except where the context requires otherwise, in this prospectus "Company," "Meru," "Meru Networks," "Registrant," "we," "us" and "our" refer to Meru Networks, Inc., and where appropriate, its subsidiaries.

The Securities

        We or selling securityholders may offer shares of our common stock, preferred stock, debt securities, which may be secured or unsecured and senior or subordinated, warrants to purchase common stock, preferred stock or debt securities, subscription rights to purchase common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities with a total aggregate offering price of up to $15,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time securities are offered under this prospectus, we will provide a prospectus supplement that will describe the specific amount, price and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

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  rights, preferences, privileges, qualifications, limitations and restrictions, as applicable;

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  dividend rate, if applicable;

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  aggregate principal amount or aggregate offering price;

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  maturity, if applicable;

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  original issue discount, if any;

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  redemption, conversion, exercise, exchange or sinking fund terms, if any;

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  conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange price or rates and in the securities or other property receivable upon conversion or exchange;

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  ranking;

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  restrictive covenants, if any;

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  voting or other rights, if any; and

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  important U.S. federal income tax considerations.

        The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        We or selling securityholders may sell our securities directly or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer our securities through underwriters or agents, we will include the following information in the applicable prospectus supplement:

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  the names of the underwriters or agents;

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  applicable fees, discounts and commissions to be paid to the underwriters or agents;

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  details regarding over-allotment options, if any; and

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  the net proceeds to us.

        If any of our securityholders sell our securities pursuant to this prospectus, we will include in the applicable prospectus supplement the name each such securityholder, if any, the nature of any position, office, or other material relationship such selling securityholder has had with us in the past three years, the amount of securities of the class of securities offered owned by such securityholder prior to the offering, the amount to be offered for such securityholder's account, and the amount of the class of securities to be owned by such securityholder after completion of the offering.

Ratio of Earnings to Fixed Charges

        The financial information provided in the table below should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference into this prospectus. The following table sets forth our ratio of earnings to fixed charges for each of the periods presented. As we had losses for each of the periods presented, we have provided the deficiency amounts. For purposes of calculating this deficiency, earnings consist of pre-tax loss from continuing operations before fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and the portion of rental expenses that we believe is representative of the interest portion of rental expenses.

	Six Months Ended June 30, 2012
			Year Ended December 31,
			2011		2010		2009		2008		2007
Ratio of earnings to fixed charges	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)

(1)
Due to the losses in the six months ended June 30, 2012 and the years ended December 31, 2011, 2010, 2009, 2008 and 2007, we would have had to generate additional earnings of $20.7 million, $26.3 million, $36.4 million, $17.2 million, $26.5 million and $41.1 million, respectively, to achieve a ratio of earnings to fixed shares of 1:1.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus and any applicable prospectus supplements, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), before deciding to invest in our securities. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may harm our business and financial performance. Because of the risks and uncertainties discussed below, as well as other variables affecting our operating results, past financial performance should not be considered as a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods. If any of the following risks occurs, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that event, the market price of our common stock and the value of our other securities could decline and you could lose part or even all of your investment.

Risks Related to Our Business and Industry

We expect to incur operating losses throughout 2012 that, absent additional financing, would result in lower cash balances on hand by the end of 2012.

        We expect to incur operating losses and continued cash usage in 2012 as a result of expenses associated with the continued development and expansion of our business, including expenditures related to the strategic decision to double the size of our field sales team between early 2011 and early 2012. As of June 30, 2012, we had cash and cash equivalents balances of $30.4 million.

        While we believe our cash and cash equivalents will be sufficient to meet our anticipated cash needs for the next 12 months from the date of this prospectus, if we do not raise additional financing our cash balances will be reduced to comparatively lower levels over the next twelve months. Should these lower cash balances materialize, it could make it more difficult to obtain new customers and retain existing customers. In addition, we could see increased employee attrition and difficulty attracting new employees. These developments could materially and adversely impact our business and operating results.

Our future capital needs are uncertain and we may need to raise additional funds in the future, and if we require additional funds in the future, such funds may not be available on acceptable terms, or at all.

        We believe that our existing cash and cash equivalents and short-term investments will be sufficient to meet our anticipated cash requirements for the next 12 months. We may, however, need to raise substantial additional capital due to changes in business conditions or other future developments or in order to:

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  expand the commercialization of our products;

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  fund our operations;

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  continue our research and development;

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  defend, in litigation or otherwise, any claims that we infringe third-party patents or violate other intellectual property rights;

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  commercialize new products;

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  service our debt obligations and avoid any restrictions on our operations that may result from a failure to do so; and

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  acquire companies and in-licensed products or intellectual property.

        Our future funding requirements will depend on many factors, including:

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  the time required for new sales managers to become productive.

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  successful implementation of, and achieving benefits from, our marketing activities;

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  market acceptance of our products;

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  the cost of our research and development activities;

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  the cost of filing and prosecuting patent applications;

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  the cost of defending, in litigation or otherwise, any claims that we infringe third-party patents or violate other intellectual property rights;

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  the cost and timing of establishing additional sales, marketing and distribution capabilities;

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  the cost and timing of establishing additional technical support capabilities;

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  the effect of competing technological and market developments; and

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  the market for such funding requirements and overall economic conditions.

        We may require additional funds in the future and we may not be able to obtain such funds on acceptable terms, or at all. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. The holders of new equity securities may also receive rights, preferences or privileges that are senior to those of existing holders of our common stock. Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our stockholders. If we do not have, or are not able to obtain, sufficient funds, we would be required to modify our growth and operating plans to the extent of available funding, which would harm our ability to grow our business. We may also have to delay development or commercialization of our products or license to third parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our products, or grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to liquidate some or all of our assets, or delay, reduce the scope of or eliminate some or all of our development programs. We also may have to reduce sales, marketing, customer support or other resources devoted to our products or cease operations. Any of these factors could harm our operating results.

Our operating results may fluctuate significantly, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

        Our quarterly and annual operating results have varied significantly in the past and could vary significantly in the future, which makes it difficult for us to predict our future operating results. Our operating results may fluctuate due to a variety of factors, many of which are outside of our control, including the changing and volatile U.S., European and global economic environment, and any of which may cause our stock price to fluctuate. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. A significant portion of our quarterly sales typically occurs during the last month of the quarter, often within the last few weeks or days of the quarter. As a result, our quarterly operating results are difficult to predict even in the near term and a delay in an anticipated sale past the end of a particular quarter may negatively impact our results of operations for that quarter, or in some cases, that year. A delay in the recognition of revenue, even from just one account, may have a significant negative impact on our results of operations for a given period. If our revenue or operating results fall below the expectations of investors or securities analysts or below any guidance we may provide to the market, as has occurred recently and at other times in the past, or if the guidance we provide to the market falls below the expectations of investors or securities analysts, as has occurred recently and at other times in the past, the price of our common stock could decline substantially. Such a stock price decline could occur, and has occurred in the past, even when we have met our publicly stated revenue and/or earnings guidance.

        In addition to other risks listed in this "Risk Factors" section, factors that may affect our operating results include, but are not limited to:

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  fluctuations in demand, including due to seasonality, for our products and services. For example, many companies in our industry experience adverse seasonal fluctuations in customer spending patterns, particularly in the first and third quarters; we have experienced these seasonal fluctuations in the past and expect that this trend will continue in the future;

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  fluctuations in sales cycles and prices for our products and services;

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  reductions in customers' budgets for information technology purchases and delays in their purchasing cycles;

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  general economic or political conditions in our domestic and international markets, in particular the recent deficit spending and government debt issues surrounding the U.S. and Eurozone economies;

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  limited visibility into customer spending plans;

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  changing market conditions, including current and potential customer consolidation;

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  variation in sales channels, product costs or mix of products sold;

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  the timing of recognizing revenue in any given quarter as a result of revenue recognition accounting rules, including the extent to which sales transactions in a given period are unrecognizable until a future period or, conversely, the satisfaction of revenue recognition rules in a given period resulting in the recognition of revenue from transactions initiated in prior periods;

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  the sale of our products in the timeframes we anticipate, including the number and size of orders, and the product mix within any such orders, in each quarter;

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  our ability to develop, introduce and ship in a timely manner new products and product enhancements that meet customer requirements;

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  the timing and execution of product transitions or new product introductions, including any related or resulting inventory costs;

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  delays in customer purchasing cycles in response to our introduction of new products or product transitions;

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  customer acceptance of new product introductions. For example, we recently introduced new virtualized solutions and software upgrades. These new products may not achieve any significant degree of market acceptance or be accepted into our sales channel by our channel partners. Furthermore, many of our target customers have not purchased products similar to these and might not have a specific budget for the purchase of these products;

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  unpredictability in the development of core, new or adjacent markets, including the public cloud computing market;

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  the timing of product releases or upgrades by us or by our competitors;

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  any significant changes in the competitive dynamics of our markets, including new entrants or substantial discounting of products;

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  our ability to control costs, including our operating expenses and the costs of the components we purchase;

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  our ability to establish and maintain successful relationships with channel partners, and the effectiveness of any changes we make to our distribution model;

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  any decision to increase or decrease operating expenses in response to changes in the marketplace or perceived marketplace opportunities; and

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  our ability to derive benefits from our investments in sales, marketing, engineering or other activities.

We have a limited operating history, which makes it difficult to predict our future operating results.

        We were incorporated in January 2002 and began commercial shipments of our products in December 2003. As a result of our limited operating history, it is very difficult to forecast our future operating results. We face challenges in our business and financial planning as a result of the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to more mature companies with longer operating histories. These uncertainties make it difficult to predict our future operating results. If the assumptions we use to plan our business are incorrect or change in reaction to a change in our markets, our financial results could suffer.

We have incurred significant losses since inception, and could continue to incur losses in the future.

        We have incurred significant losses since our inception, including net losses of $21.0 million and $13.1 million during the six months ended June 30, 2012 and 2011, respectively. As of June 30, 2012 and December 31, 2011, we had an accumulated deficit of $242.9 million and $221.9 million, respectively. These losses have resulted principally from costs incurred in our research and development programs and sales and marketing programs. We expect to incur operating losses in the future as a result of the expenses associated with the continued development and expansion of our business. Additionally, our general and administrative expenses have increased due to the additional operational and reporting costs associated with being a public company. We may also increase our research and development expenses. Our ability to attain profitability in the future will be affected by, among other things, our ability to execute on our business strategy, the continued acceptance of our products, the timing and size of orders, the average selling prices of our products, the costs of our products, and the extent that we invest in our sales and marketing, research and development, and general and administrative resources. Even if we do achieve profitability, we may not be able to sustain or increase our profitability. As a result, our business could be harmed and our stock price could decline.

Fluctuations in our revenues and operating results could cause the market price of our common stock to decline.

        Our revenues and operating results are difficult to predict, even in the near term. Our historical operating results have in the past fluctuated significantly, and may continue to fluctuate in the future, as a result of a variety of factors, many of which are outside of our control. As a result, comparing our revenues and operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. We may not be able to accurately predict our future revenues or results of operations. We base our current and future expense levels on our operating plans and sales forecasts, and our operating costs are relatively fixed in the short-term. As a result, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect financial results for that quarter. It is possible that our operating results in some periods may be below market expectations. This would likely cause the market price of our common stock to decline. In addition to the other risk factors listed in this section, our operating results are affected by a number of factors, including:

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  our sales volume;

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  fluctuations in demand for our products and services, including seasonal variations;

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  average selling prices and the potential for increased discounting of products by us or our competitors;

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  the timing of revenue recognition in any given period as a result of revenue recognition guidance under accounting principles generally accepted in the U.S.;

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  our ability to forecast demand and manage lead times for the manufacturing of our products;

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  shortages in the availability of components used in our products, including components whose manufacturing lead times have increased significantly or may increase in the future;

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  our ability to control costs, including our operating expenses and the costs of the components we purchase;

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  our ability to develop and maintain relationships with our channel partners;

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  our ability to develop and introduce new products and product enhancements that achieve market acceptance;

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  any significant changes in the competitive dynamics of our markets, including new entrants, or further consolidation;

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  reductions in customers' budgets for information technology purchases and delays in their purchasing cycles;

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  changes in the regulatory environment for the certification and sale of our products;

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  claims of intellectual property infringement against us and any resulting temporary or permanent injunction prohibiting us from selling our products or the requirement to pay damages or expenses associated with any such claims; and

  •
  general economic conditions in our domestic and international markets.

        Further, as a result of customer buying patterns, historically we have received a substantial portion of a quarter's sales orders and generated a substantial portion of a quarter's revenues during the last two weeks of the quarter. If expected revenues at the end of any quarter are delayed for any reason, including the failure of anticipated purchase orders to materialize, our inability to deliver products prior to quarter-end to fulfill purchase orders received near the end of the quarter, our failure to manage inventory properly in a way to meet demand, or our inability to release new products on schedule, our revenues for that quarter could be materially and adversely affected and could fall below market expectations.

        As a result of the above factors, or other factors, our operating results in one or more future periods may fail to meet or exceed the expectations of securities analysts or investors. In that event, the trading price of our common stock would likely decline.

We compete in a rapidly evolving market, and the failure to respond quickly and effectively to changing market requirements could cause our business and operating results to decline.

        The wireless networking market is characterized by rapidly changing technology, changing customer needs, evolving industry standards and frequent introductions of new products and services. In order to deliver a competitive wireless LAN, our virtualized wireless LAN solution must be capable of operating with an ever increasing array of wireless devices and an increasingly complex network environment. In addition, our products are designed to be compatible with industry standards for communications over wireless networks. As new wireless devices are introduced and standards in the wireless networking market evolve, we may be required to modify our products and services to make them compatible with these new products and standards. Likewise, if our competitors introduce new products and services that compete with ours, we may be required to reposition our product and service offerings or introduce new products and services in response to such competitive pressure. For example, the Institute of Electrical and Electronics Engineers, or IEEE, is expected to approve a new standard, IEEE 802.11ac, in 2013. This is a major upgrade of IEEE 802.11 technologies that is designed to enable very high throughput operation for stations in Wi-Fi networks. We are actively working on developing IEEE 802.11ac solutions with our silicon partners. We may not be successful in modifying our current products or introducing new ones in a timely or appropriately responsive manner, or at all. If we fail to address these changes successfully, our business and operating results could be materially harmed.

We must increase market awareness of our brand and our solution and develop and expand our sales channels, and if we are unsuccessful, our business, financial condition and operating results could be adversely affected.

        We must improve the market awareness of our brand and solution and expand our relationships with our channel partners in order to increase our revenues. Further, we believe that we must continue to develop our relationships with new and existing channel partners to effectively and efficiently extend our geographic reach and market penetration. Our efforts to improve sales of our solution could result in a material increase in our sales and marketing expense and general and administrative expense, and there can be no assurance that such efforts will be successful. If we are unable to significantly increase the awareness of our brand and solution, expand our relationships with channel partners, or effectively manage the costs associated with these efforts, our business, financial condition and results of operations could be materially and adversely affected.

We compete in highly competitive markets, and competitive pressures from existing and new companies may harm our business and operating results.

        The markets in which we compete are highly competitive and influenced by the following competitive factors:

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  performance, reliability and predictability of wireless networking solutions;

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  initial price and total cost of ownership;

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  comprehensiveness of the solution;

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  ability to provide quality customer service and support;

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  interoperability with other devices;

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  scalability of solution;

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  ability to provide secure mobile access to the network; and

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  ability to bundle wireless products with other networking offerings.

        We expect competition to intensify in the future as other companies introduce new products into our markets. This competition could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and failure to increase, or the loss of, market share, any of which would likely seriously harm our business, operating results or financial condition. If we do not keep pace with product and technology advances, there could be a material and adverse effect on our competitive position, revenues and prospects for growth.

        A number of our current or potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources than we. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, devote greater resources to the promotion and sale of their products and services, initiate or withstand substantial price competition, take advantage of acquisitions or other opportunities more readily and develop and expand their product and service offerings more quickly than we. Our competitors with larger volumes of orders and more diverse product offerings may require our VARs and distributors to stop selling our products, or to reduce their efforts to sell our products, which could harm our business and results of operations. In addition, certain of our competitors offer, or may in the future offer, more diverse product offerings and may be able to bundle wireless products with other networking offerings. Potential customers may prefer to purchase all of their equipment from a single provider, or may prefer to purchase wireless networking products from an existing supplier rather than a new supplier, regardless of product performance or features.

        We expect increased competition if our market continues to expand. Conditions in our markets could change rapidly and significantly as a result of technological advancements or other factors. In addition, current or potential competitors may be acquired by third parties with greater available resources, such as Motorola's acquisition of Symbol Technologies, Hewlett-Packard's acquisition of Colubris Networks and Juniper Networks' acquisition of Trapeze Networks. As a result of such acquisitions, our current or potential competitors might take advantage of the greater resources of the larger organization to compete with us. Continued industry consolidation may adversely impact customers' perceptions of the viability of smaller and even medium-sized wireless networking companies and, consequently, customers' willingness to purchase from such companies.

If we do not effect a smooth transition to a new Chief Executive Officer, our business and operating results may suffer and our stock price may decline.

        On March 18, 2012, our Board of Directors appointed Dr. Bami Bastani, who previously served as the president, chief executive officer (CEO) and board member of companies in the mobility, consumer, and broadband markets, as our president and CEO and a member of our Board of Directors. Our CEO will likely also require a period of time to assimilate into our company and become fully productive, the pendency of which could negatively impact our business, at least in the short term.

If we are unable to hire, integrate and retain qualified personnel, our business will suffer.

        Our future success depends, in part, on our ability to continue to attract, integrate and retain highly skilled personnel. Our inability to attract, integrate or retain qualified personnel, or delays in hiring required personnel, particularly in engineering and sales, may seriously harm our business, financial condition and results of operations. Competition for highly skilled personnel is frequently intense, especially in the locations where we have a substantial presence and need for highly-skilled personnel, including the San Francisco Bay Area and India. We may not be successful in attracting qualified personnel to fulfill our current or future needs.

        If we cannot effectively integrate and retain key employees, the execution of our business strategy may be significantly delayed or adversely impacted. For example, on March 18, 2012, our Board of Directors appointed Dr. Bami Bastani as our president and CEO and a member of our Board of Directors. During 2011, we hired a senior vice president to run our worldwide sales, service and support organization, a senior vice president to run our engineering organization and a senior vice president to run our marketing organization. Our success in the subsequent periods will depend a significant part on our ability to integrate them into our operations and their ability to enhance and implement our operations and strategy.

        Often, significant amounts of time and resources are required to train technical, sales and other personnel. Qualified individuals are in high demand. We have increased our investment in field sales personnel and we have no assurance that they will become fully productive in the time periods anticipated. We may incur significant costs to attract and retain them, and we may lose new employees to our competitors or other technology companies before we realize the benefit of our investment in recruiting and training them. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, and we may be required to pay increased compensation in order to do so. If we are unable to attract and retain the qualified personnel we need to succeed, our business would suffer.

        None of our employees have employment agreements for specific terms, and any of our employees may terminate their employment at any time. Volatility or lack of performance in our stock price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of stock or stock options. Employees may be more likely to leave us if the shares they own or the shares underlying their vested options have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the options, or if the exercise prices of the options that they hold are significantly above the market price of our common stock. The loss of services of key employees could significantly delay or prevent the achievement of our strategic objectives, which could adversely affect our business and operating results.

Our strategy to rapidly increase our investments in sales and marketing programs and personnel may not generate the revenue increases anticipated or such revenue increases may only be realized over a longer period than currently expected.

        Since early 2011, we substantially expanded our field sales organization to provide improved coverage of the growing number of business opportunities in our target markets, approximately doubling our sales headcount by early 2012. Significant ongoing efforts have been and are being made in training and on-boarding activities to assist new sales teams to become productive in a relatively short period of time. In addition, in late 2011 we made a variety of investments in marketing programs to complement the expansion of our field sales headcount. Market awareness of our capabilities and products is essential to our continued growth and our success in all of our markets. If our marketing programs are not successful in creating market awareness of our company and products or the timing and degree of increased revenues resulting from our increased sales and marketing efforts does not meet our expectations, our business, financial condition and results of operations may suffer materially, and we will not be able to achieve sustained growth.

Claims by others that we infringe their proprietary technology could harm our business.

        Our industry is characterized by vigorous protection and pursuit of intellectual property rights, which has resulted in protracted and expensive litigation for many companies. Third parties, including some of our competitors, have asserted and may in the future assert claims of infringement of intellectual property rights against us or against our customers or channel partners for which we may be liable. Any claims or proceedings against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, result in the diversion of significant operational resources, require us to enter into royalty or licensing agreements, or require expensive changes to our products. As a result, these claims could materially and adversely affect our business, results of operations, cash flows and financial position. For example:

  •
  We previously received letters from, and had lengthy discussions with Motorola, one of our competitors with a large patent portfolio and substantial resources alleging that our products infringe upon certain of its patents. Those negotiations ultimately resulted in us entering into a cross license with Motorola under which we agreed to pay Motorola $7.3 million, which was paid out during the quarter ended September 30, 2011.

  •
  In May 2010, Extricom Ltd., filed suit against us in the Federal District Court of Delaware asserting infringement of U.S. Patent No. 7,697,549. The litigation was dismissed after the parties entered into a settlement, license and release agreement on April 13, 2012, in which we agreed to a one-time payment of approximately $2.4 million to Extricom Ltd., and we and Extricom Ltd. each agreed to a cross-license of each other's patents in exchange for a full release and settlement of the litigation.

        In addition, the following lawsuits claiming patent infringement currently are pending, and for which we are unable to determine the outcome. Accordingly, we cannot estimate the potential financial impact these actions could have on our business, results of operations, cash flows and financial position.

  •
  On October 22, 2010, EON Corp. IP Holdings, LLC, filed suit against us and several other defendants in the United States District Court for the Eastern District of Texas asserting infringement of U.S. Patent No. 5,592,491. EON Corp. IP Holdings, LLC has amended its complaint to add additional defendants and to add specificity to certain of its claims. Our response to the Amended Complaint was filed on March 7, 2011, denying the allegations of the complaint, and asserting that the EON patent is not infringed and is invalid. One of the co-defendants in the action filed a motion to transfer the case to the Northern District of California, and the Company joined in the motion to transfer. On February 29, 2012, the case was transferred to the Northern District of California. No case schedule has been set in the California action. The EON Corp. IP Holdings, LLC Amended Complaint seeks unspecified monetary damages and injunctive relief.

  •
  On June 2, 2011, the United States International Trade Commission instituted a Section 337 Investigation, based on allegations that Linex Technologies, Inc.'s ("Linex") U.S. Patents relating to multiple-input-multiple-output technology are infringed by 802.11n products imported and sold by us—as well as by Hewlett-Packard, Apple, Aruba Networks, and Ruckus Wireless. On April 2, 2012, Linex filed a motion to terminate the Investigation based on withdrawal of the complaint. On April 3, 2012, Administrative Law Judge Thomas B. Pender granted Linex's motion and as a result, the Investigation has been terminated in its entirety. After the termination of the Investigation, Linex restarted litigation against the same defendants in the Federal District Court of Delaware. No case schedule has been set by the Delaware court, but we expect that the pre-trial discovery will begin before the end of 2012.

  •
  On August 15, 2012, ReefEdge Networks, LLC ("ReefEdge") filed suit against us and several other defendants including, Cisco Systems, Aruba Networks, Dell Computers, and Ruckus Wireless in the Federal District Court of Delaware asserting infringement of U.S. Patent No. 6,633,761; U.S. Patent No. 6,975,864; and U.S. Patent No. 7,197,308. Our response to the complaint is due September 6, 2012, and no case schedule has currently been set for this action. The ReefEdge complaint seeks unspecified monetary damages and injunctive relief.

        As our business expands and the number of products and competitors in our market increases and overlaps occur, we expect that infringement claims may increase in number and significance. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we will be successful in defending ourselves against intellectual property claims. In addition, because we currently have a limited portfolio of issued patents compared to our major competitors, we may not be able to effectively utilize our intellectual property portfolio to assert defenses or counterclaims in response to patent infringement claims or litigation brought against us by third parties. Further, litigation may involve patent holding companies or other adverse patent owners who have no relevant product revenues and against whom our potential patents may provide little or no deterrence. Many of these potential litigants have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. A successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing certain products or performing certain services. We may also be required to seek a license and pay royalties for the use of such intellectual property, which may not be available on commercially acceptable terms or at all. Alternatively, we may be required to develop non-infringing technology, which could require significant effort and expense and may ultimately not be successful.

        In addition, much of our business relies on, and many of our products incorporate, proprietary technologies of third parties. We may not be able to obtain, or continue to obtain, licenses from such third parties on reasonable terms, and such licensing may increase our exposure to claims of infringement by other third parties.

If we are unable to protect our intellectual property rights, our competitive position could be harmed or we could be required to incur significant expenses to enforce our rights.

        We depend on our ability to protect our proprietary technology. We protect our proprietary information and technology through licensing agreements, nondisclosure agreements and other contractual provisions, as well as through patent, trademark, copyright and trade secret laws in the U.S. and similar laws in other countries. These protections may not be available in all cases or may be inadequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. The laws of some foreign countries may not be as protective of intellectual property rights as those in the United States, and mechanisms for enforcement of intellectual property rights may be inadequate. For example, the laws of India, where we conduct significant research and development activities, do not protect our proprietary rights to the same extent as the laws of the U.S. In addition, third parties may seek to challenge, invalidate or circumvent our patents, trademarks, copyrights and trade secrets, or applications for any of the foregoing. Our competitors may independently develop technologies that are substantially equivalent, or superior, to our technology or design around our proprietary rights. In each case, our ability to compete could be significantly impaired.

        To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement or misappropriation of our proprietary rights against third parties. Any such action could result in significant costs and diversion of our resources and management's attention, and there can be no assurance that we will be successful in such action. Furthermore, many of our current and potential competitors have the ability to dedicate substantially greater resources to enforce their intellectual property rights than we. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing or misappropriating our intellectual property.

        We have a limited patent portfolio. To date, we have not applied for patent protection outside of the U.S. While we plan to protect our intellectual property with, among other things, patent protection, there can be no assurance that:

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  current or future U.S. or future foreign patent applications will be approved;

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  our issued patents will protect our intellectual property and not be held invalid or unenforceable if challenged by third parties;

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  we will succeed in protecting our technology adequately in all key jurisdictions in which we or our competitors operate;

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  the patents of others will not have an adverse effect on our ability to do business; or

  •
  others will not independently develop similar or competing products or methods or design around any patents that may be issued to us.

        The failure to obtain patents with claims of a scope necessary to cover our technology, or the invalidation or our patents, or our inability to protect any of our intellectual property, may weaken our competitive position and may materially and adversely affect our business and results of operations.

        We might be required to spend significant resources to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results and financial condition.

If the demand for wireless networks does not continue to develop as we anticipate, demand for our virtualized wireless LAN solution may not grow as we expect.

        The success of our business depends on enterprises continuing to adopt wireless networks for use with their business-critical applications. The market for enterprise-wide wireless networks has only developed in recent years as enterprises have deployed wireless networks to take advantage of the convenient access to the network that they provide. As businesses seek to run their business-critical applications on these wireless networks, they recognize the limitations of other wireless solutions and the need for our virtualized wireless LAN solution. Ultimately, however, enterprises may not elect to deploy wireless networks and may not elect to run their business-critical applications on a wireless network. Accordingly, demand for our solution may not continue to develop as we anticipate, or at all.

Our sales cycles can be long and unpredictable. As a result, our sales are difficult to predict and may vary substantially from quarter to quarter, which may cause our operating results to fluctuate significantly.

        The timing of our sales is difficult to predict. Our sales efforts involve educating our customers about the use and benefits of our virtualized wireless LAN solution, including the technical capabilities of our products and the potential cost savings achievable by organizations deploying our solution. Customers typically undertake a significant evaluation process, which frequently involves not only our products but also those of our competitors and can result in a lengthy sales cycle. We spend substantial time, effort and money in our sales efforts without any assurance that our efforts will produce any sales. In addition, purchases of our virtualized wireless LAN solution are frequently subject to budget constraints, multiple approvals, and unplanned administrative, processing and other delays. If sales expected from a specific customer for a particular quarter are not realized in that quarter or at all, our operating results could be materially and adversely affected.

Our revenues may decline as a result of changes in public funding of educational institutions.

        We have historically generated a substantial portion of our revenues from sales to educational institutions. Public schools receive funding from local tax revenue, and from state and federal governments through a variety of programs, many of which seek to assist schools located in underprivileged or rural areas. We believe that the funding for a substantial portion of our sales to educational institutions comes from federal funding, in particular the E-Rate program. E-Rate is a program of the Federal Communications Commission that subsidizes the purchase of approved telecommunications, Internet access, and internal connections costs for eligible public educational institutions. In the event that the federal government reduces the amounts dedicated to the E-Rate program in future periods, or eliminates the program completely, our sales to educational institutions may be reduced. Furthermore, if state or local funding of public education is significantly reduced because of legislative changes or by fluctuations in tax revenues due to changing economic conditions, our sales to educational institutions may be negatively impacted. Any reduction in spending on information technology systems by educational institutions would likely materially and adversely affect our business and results of operations.

Seasonality may cause fluctuations in our operating results.

        We believe that there can be significant seasonal factors that may cause the first and third quarters of our fiscal year to have relatively weaker products revenues than the second and fourth fiscal quarters. We believe that this seasonality results from a number of factors, including:

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  customers with a December 31 fiscal year end may choose to spend remaining budgets before their year end resulting in a positive impact on our products revenues in the fourth quarter of our fiscal year;

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  the structure of our direct sales compensation program may provide additional financial incentives to our sales personnel for exceeding their annual goals;

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  the timing of our annual training for the entire sales force in our first fiscal quarter combined with the above fourth quarter factors can potentially cause our first fiscal quarter to be seasonally weak;

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  many of our education customers have procurement and deployment cycles that can result in stronger order flow in our second fiscal quarter than other quarters assuming the continued availability of traditional funding sources, such as the E-Rate program in the United States; and

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  seasonal reductions in business activity during the summer months in the United States, Europe and certain other regions may have a negative impact on our third quarter revenues.

        We believe that our historical growth, variations in the amount of orders booked in a prior quarter but not shipped until a later quarter and other variations in the amount of deferred revenues may have overshadowed the nature or magnitude of seasonal or cyclical factors that might have influenced our business to date. In addition, the timing of one or more large transactions may overshadow seasonal factors in any particular quarterly period. Seasonal or cyclical variations in our operations may become more pronounced over time and may materially affect our results of operations in the future.

The average sales prices of our products may decrease.

        The average sales prices for our products may decline for a variety of reasons, including competitive pricing pressures, a change in our mix of products, anticipation of the introduction of new products or promotional programs. The markets in which we compete are highly competitive and we expect this competition to increase in the future, thereby leading to increased pricing pressures. Larger competitors with more diverse product offerings may reduce the price of products that compete with ours in order to promote the sale of other products or may bundle them with other products. For example, some of our large competitors who provide network switching equipment may offer a wireless overlay network at very low prices or on a bundled basis. Furthermore, average sales prices for our products have typically decreased over product life cycles. A decline in our average selling prices in excess of our expectations may harm our operating results.

We expect our gross margin to vary over time, and our level of gross margin may not be sustainable.

        Our level of gross margin may not be sustainable and may be adversely affected by numerous factors, including:

  •
  increased price competition;

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  changes in customer or product and service mix;

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  introduction of new products;

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  our ability to reduce production costs;

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  increases in material or labor costs;

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  increased costs of licensing third party technologies that are used in our products;

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  excess inventory, inventory holding charges and obsolescence charges;

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  the timing of revenue recognition and revenue deferrals;

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  changes in our distribution channels or with our channel sales partners;

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  increased warranty costs; and

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  inbound shipping charges.

        As a result of any of these factors, or other factors, our gross margin may be adversely affected, which in turn would harm our operating results.

We rely on channel partners to generate a substantial majority of our revenues. If our partners fail to perform, our operating results could be materially and adversely affected.

        A substantial majority of our revenues is generated through sales by our channel partners, which are distributors and VARs. Sales through our channel partners accounted for 95% and 94% of our total net revenues during the three and six months ended June 30, 2012, respectively. Sales through our channel partners accounted for 87% of our total net revenues for each of the three and six months ended June 30, 2011, respectively. Sales through our channel partners accounted for 92% of our total net revenues during the year ended December 31, 2011. To the extent our channel partners are unsuccessful in selling our products, or we are unable to obtain and retain a sufficient number of high-quality channel partners, our operating results could be materially and adversely affected.

        Westcon Group, Catalyst Telecom and SiraCom distribute a significant amount of our products worldwide. Resale of product through Westcon Group, Catalyst Telecom and SiraCom accounted for 67% and 61% of our worldwide net revenues for the three and six months ended 2012, respectively. Resale of product through Westcon Group, Catalyst Telecom and SiraCom accounted for 53%, of our worldwide net revenues in 2011.

        Our channel partners may be unsuccessful in marketing, selling and supporting our products and services. They may also market, sell and support products and services that are competitive with ours, and may devote more resources to the marketing, sales and support of such products. They may have incentives to promote our competitors' products in lieu of our products, particularly for our competitors with larger volumes of orders, more diverse product offerings and a longer relationship with our VARs or distributors. In these cases, our channel partners may stop selling our products completely. New sales channel partners may take several months or more to achieve significant sales. Our channel partner sales structure could subject us to lawsuits, potential liability and reputational harm if, for example, any of our channel partners misrepresents the functionality of our products or services to customers, violate laws or our corporate policies. If we fail to effectively manage our existing or future sales channel partners, our business would be seriously harmed.

We base our inventory purchase decisions on our forecasts of customers' demand, and if our forecasts are inaccurate, our operating results could be materially harmed.

        We place orders with our manufacturers based on our forecasts of our customers' demand. Our forecasts are based on multiple assumptions, each of which may introduce errors into our estimates affecting our ability to service our customers. When demand for our products increases significantly, we may not be able to meet demand on a timely basis, and we may need to expend a significant amount of time working with our customers to allocate limited supply and maintain positive customer relations, or we may incur additional costs in order to rush the manufacture and delivery of additional inventory. If we underestimate customer demand, we may forego revenue opportunities, lose market share and damage our customer relationships. Conversely, if we overestimate customer demand, we may purchase more inventory than we are able to sell when we expect to or at all. As a result, we could have excess or obsolete inventory, resulting in a decline in the value of our inventory, which would increase our costs of revenues and reduce our liquidity. Our failure to accurately manage inventory against demand would adversely affect our operating results.

Our virtualized wireless LAN solution incorporates complex technology and may contain defects or errors, which could cause harm to our reputation and adversely affect our business.

        Our virtualized wireless LAN solution incorporates complex technology and must operate with a significant number and types of wireless devices, which attempt to run new and complex applications in a variety of environments that utilize different wireless communication industry standards. Our products have contained and may in the future contain defects or errors. In some cases, these defects or errors have delayed the introduction of our new products. Some errors in our products may only be discovered after a product has been installed and used by customers. These issues are most prevalent when new products are introduced into the market. Any errors or defects discovered in our products, after commercial release could result in loss of revenues or delay in revenue recognition, loss of customers, damage to our brand and reputation, and increased service and warranty cost, any of which could materially and adversely affect our business and operating results.

        We could face claims for product liability, tort or breach of warranty, including claims relating to changes to our products made by our channel partners. Our contracts with customers contain provisions relating to warranty disclaimers and liability limitations, which may not be upheld. Defending a lawsuit, regardless of its merit, is costly and may divert management's attention and adversely affect the market's perception of us and our products.

If we fail to develop new products and enhancements to our virtualized wireless LAN solution, we may not be able to remain competitive.

        We must develop new products and continue to enhance our virtualized wireless LAN solution to meet rapidly evolving customer requirements. If we fail to develop new products or enhancements to our existing products, our business could be adversely affected, especially if our competitors are able to introduce products with enhanced functionality. In addition, as new mobile applications are introduced, our success may depend on our ability to provide a solution that supports these applications.

        We are subject to a number of industry standards established by various standards bodies, such as the IEEE, and we design our products to comply with these standards. As new industry standards emerge, we could be required to invest a substantial amount of resources to develop new products that comply with these standards. For example, we devoted a substantial amount of our research and development resources to design a virtualized wireless LAN solution that could optimize the performance allowed by the 802.11n standard. In addition, the IEEE is expected to approve a new standard, IEEE 802.11ac, in 2013. This is a major upgrade of IEEE 802.11 technologies that is designed to enable very high throughput operation for stations in Wi-Fi networks. We are actively working on developing IEEE 802.11ac solutions with our silicon partners. If we are not able to adapt to new or changing standards that are ratified by the IEEE or other standards bodies, our ability to sell our products may be adversely affected and we may not realize the benefits of our research and development efforts.

        Our research and development efforts relating to new products and technologies are time-consuming, costly and complex. If we expend a significant amount of resources on research and development and our efforts do not lead to the successful introduction of products that are competitive in the marketplace, this could materially and adversely affect our business and operating results.

Although certain technical problems experienced by users may not be caused by our virtualized wireless LAN solution, our business and reputation may be harmed if users perceive our solution as the cause of a slow or unreliable network connection.

        Our solution has been deployed in many different environments and is capable of providing wireless access to many different types of wireless devices operating a variety of applications. The ability of our virtualized wireless LAN solution to operate effectively can be negatively impacted by many different elements unrelated to our products. For example, a user's experience may suffer from an incorrect setting in a wireless device, which is not a problem caused by the network. Although certain technical problems experienced by users may not be caused by our solution, users often perceive the underlying cause to be a result of poor performance of the wireless network. This perception, even if incorrect, could harm our business and reputation.

Our international sales and operations subject us to additional risks that may materially and adversely affect our business and operating results.

        We derive a significant portion of our revenues from customers outside the U.S. During the six months ended June 30, 2012 and 2011, 51% and 39% of our revenues were derived from customers outside of the U.S. While our international sales have typically been denominated in U.S. dollars, fluctuations in currency exchange rates could cause our products to become relatively more expensive to customers in a particular country, leading to a reduction in sales or profitability in that country.

        In addition, we have a research and development facility located in India, and we expect to expand our offshore development efforts and general and administrative functions within India and possibly in other countries. We have sales and support personnel in numerous countries worldwide.

        Our international operations subject us to a variety of risks, including:

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  the difficulty of managing and staffing international offices and the increased travel, infrastructure and legal compliance costs associated with multiple international locations;

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  difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;

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  tariffs and trade barriers, export regulations and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets;

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  increased exposure to foreign currency exchange rate risk;

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  heightened exposure to political and economic instability, war and terrorism;

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  reduced protection for intellectual property rights in some countries;

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  costs of compliance with, and the risks and costs of non-compliance with, differing and changing regulatory and legal requirements in the jurisdictions in which we operate;

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  heightened risks of unfair or corrupt business practices in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of, and irregularities in, financial statements;

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  multiple conflicting tax laws and regulations;

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  the need to localize our products for international customers; and

  •
  increased cost of terminating employees in some countries.

        As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Our failure to manage any of these risks successfully could harm our international operations and reduce our international sales, adversely affecting our business, operating results and financial condition.

        Another significant risk resulting from our international operations is compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-bribery laws applicable to our operations. In many foreign countries, particularly in those with developing economies, it may be a local custom that businesses operating in such countries engage in business practices that are prohibited by the FCPA or other U.S. and foreign laws and regulations applicable to us. Although we have implemented procedures designed to ensure compliance with the FCPA and similar laws, there can be no assurance that all of our employees, agents and other channel partners, as well as those companies to which we outsource certain of our business operations, will not take actions in violation of our policies. Any such violation could have a material and adverse effect on our business.

        Our product and service sales may be subject to foreign governmental regulations, which vary substantially from country to country and change from time to time. Failure to comply with these regulations could adversely affect our business. Further, in many foreign countries it is common for others to engage in business practices that are prohibited by our internal policies and procedures or U.S. regulations applicable to us. Although we implemented policies and procedures designed to ensure compliance with these laws and policies, there can be no assurance that all of our employees, contractors, channel partners and agents will comply with these laws and policies. Violations of laws or key control policies by our employees, contractors, channel partners or agents could result in delays in revenue recognition, financial reporting misstatements, fines, penalties or the prohibition of the importation or exportation of our products and services and could have a material adverse effect on our business and results of operations.

Our use of and reliance on research and development resources in India may expose us to unanticipated costs or events.

        We have a significant research and development center in Bangalore, India and, in recent years, have increased headcount and development activity at this facility. There is no assurance that our reliance upon research and development resources in India will enable us to achieve meaningful cost reductions or greater resource efficiency. Further, our research and development efforts and other operations in India involve significant risks, including:

  •
  difficulty hiring and retaining appropriate engineering personnel due to intense competition for such resources and resulting wage inflation;

  •
  the knowledge transfer related to our technology and resulting exposure to misappropriation of intellectual property or information that is proprietary to us, our customers and other third parties;

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  heightened exposure to change in the economic, security and political conditions in India;

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  fluctuations in currency exchange rates and regulatory compliance in India; and

  •
  interruptions to our operations in India as a result of floods and other natural catastrophic events as well as manmade problems such as power disruptions or terrorism.

        Difficulties resulting from the factors above and other risks related to our operations in India could expose us to increased expense, impair our development efforts and harm our competitive position.

We rely on third parties to manufacture our products, and depend on them for the supply and quality of our products.

        We outsource the manufacturing of our products, and are therefore subject to the risk that our third-party manufacturers do not provide our customers with the quality and performance that they expect from our products. Our orders may represent a relatively small percentage of the overall orders received by our manufacturers from their customers. As a result, fulfilling our orders may not be considered a priority in the event our manufacturers are constrained in their ability to fulfill all of their customer obligations in a timely manner. We must also accurately predict the number of products that we will require. If we overestimate our requirements, our manufacturers may assess charges, or we may incur liabilities for excess inventory, each of which could negatively affect our gross margins. Conversely, if we underestimate our requirements, our manufacturers may have inadequate materials and components required to produce our products. This could result in an interruption of the manufacturing of our products, delays in shipments and deferral or loss of revenues. Quality or performance failures of our products or changes in our manufacturers' financial or business condition could disrupt our ability to supply quality products to our customers and thereby have a material and adverse effect on our business and operating results.

Some of the components and technologies used in our products are purchased and licensed from a single source or a limited number of sources. The loss of any of these suppliers may cause us to incur additional transition costs, result in delays in the manufacturing and delivery of our products, or cause us to carry excess or obsolete inventory and could cause us to redesign our products.

        While supplies of our components are generally available from a variety of sources, we currently depend on a single source or limited number of sources for several components for our products. For example, the chipsets that we use in our products are currently available only from a limited number of sources, with whom neither we nor our manufacturers have entered into supply agreements. We have also entered into license agreements with some of our suppliers for technologies that are used in our products, and the termination of these licenses, which can generally be done on relatively short notice, could have a material adverse effect on our business. For example, our access points incorporate certain technology that we license from Atheros Communications, Inc., or Atheros. We have entered into a license agreement with Atheros, and such license agreement automatically renews for successive one-year periods unless the agreement is terminated prior to the end of the then-current term. In the event our license agreement with Atheros is terminated, we would be required to redesign some of our products in order to incorporate technology from alternative sources, and any such termination of the license agreement and redesign of certain of our products could require additional licenses and materially and adversely affect our business.

        As there are no other sources identical to these components and technologies, if we lost any of these suppliers, we could be required to transition to a new supplier, which could increase our costs, result in delays in the manufacturing and delivery of our products or cause us to carry excess or obsolete inventory, and we could be required to redesign our hardware and software in order to incorporate components or technologies from alternative sources.

        In addition, for certain components for which there are multiple sources, we are still subject to potential price increases and limited availability due to market demand for such components. In the past, unexpected demand for communication products caused worldwide shortages of certain electronic parts. If such shortages occur in the future, our business would be adversely affected. We carry very little inventory of our products, and we and our manufacturers rely on our suppliers to deliver necessary components in a timely manner. We and our manufacturers rely on purchase orders rather than long-term contracts with these suppliers, and as a result, even if available, we or our manufacturers may not be able to secure sufficient components at reasonable prices or of acceptable quality to build products in a timely manner and, therefore, may not be able to meet customer demands for our products, which would have a material and adverse effect on our business, operating results and financial condition.

We rely on a third party for the fulfillment of our customer orders, and the failure of this third party to perform could have an adverse effect upon our reputation and our ability to distribute our products, which could cause a material reduction in our revenues.

        We use a third party to hold our inventory and fulfill our customer orders. If our third-party fulfillment agent fails to perform, our ability to deliver our products and to generate revenues would be adversely affected. The failure of our third-party logistics provider to deliver products in a timely manner could lead to the dissatisfaction of our channel partners and customers and damage our reputation, which may cause our channel partners or customers to cancel existing agreements with us and to stop doing business with us. In addition, this reliance on a third-party logistics provider also may impact the timing of our revenue recognition if our logistics provider fails to deliver orders during the prescribed time period. Although we believe that alternative logistics providers are readily available in the market, in the event we are unexpectedly forced to change providers we could experience short-term disruptions in our delivery and fulfillment process that could adversely affect our business.

Our ability to sell our products is highly dependent on the quality of our support and services offerings, and our failure to offer high-quality support and services could have a material and adverse effect on our business and results of operations.

        Once our products are deployed within our customers' networks, they depend on our support organization to resolve any issues relating to our products. High-quality support is critical for the continued successful marketing and sale of our products. If we or our channel partners do not effectively assist our customers in deploying our products, succeed in helping our customers quickly resolve post-deployment issues, or provide effective ongoing support, it could adversely affect our ability to sell our products to existing customers and could harm our reputation with potential customers. In addition, as we expand our operations internationally, our support organization will face additional challenges including those associated with delivering support, training and documentation in languages other than English. Our failure or the failure of our channel partners to maintain high-quality support and services could have a material and adverse effect on our business and operating results.

We may engage in future acquisitions that could disrupt our business, cause dilution to our stockholders and harm our business, operating results and financial condition.

        We completed our first acquisition, that of Identity Networks, in 2011. In the future we may acquire other businesses, products or technologies. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, or such acquisitions may be viewed negatively by customers, financial markets or investors. We may also face additional challenges, because acquisitions entail numerous risks, including:

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  difficulties in the integration of acquired operations, technologies, personnel and/or products;

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  unanticipated costs associated with the acquisition transaction;

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  the diversion of management's attention from the regular operations of the business and the challenges of managing larger and more widespread operations;

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  adverse effects on new and existing business relationships with suppliers and customers;

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  risks associated with entering geographic or business markets in which we have no or limited prior experience;

  •
  the potential loss of key employees of acquired businesses;

  •
  an acquisition may result in a delay or reduction of customer purchases for both us and the company acquired due to customer uncertainty about continuity and effectiveness of products and services from either company; and

  •
  delays in realizing or failure to realize the benefits of an acquisition.

        Competition within our industry for acquisitions of businesses, technologies, assets and product lines has been, and may in the future continue to be, intense. As such, even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or because the target is acquired by another company. Furthermore, in the event that we are able to identify and consummate any future acquisitions, we could:

  •
  issue equity securities which would dilute current stockholders' percentage ownership;

  •
  incur substantial debt;

  •
  incur significant acquisition-related expenses;

  •
  assume contingent liabilities; or

  •
  expend significant cash.

Our reported financial results may be adversely affected by changes in accounting principles applicable to us.

        Generally accepted accounting principles in the U.S. are subject to interpretation by the Financial Accounting Standards Board, or FASB, the Securities and Exchange Commission, or SEC, and other various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change. Any difficulties in the implementation of these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline.

        In addition, the SEC has announced a multi-year plan that could ultimately lead to the use of International Financial Reporting Standards by U.S. issuers in their SEC filings. Any such change could have a significant effect on our reported financial results.

If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our operating results could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.

        The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below market expectations, resulting in a decline in our stock price. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to revenue recognition, stock-based compensation, valuation of inventory, fair value of financial instruments, allowance for doubtful accounts, and accounting for income taxes.

We are subject to governmental export and import controls that could subject us to liability or impair our ability to compete in international markets.

        Our products incorporate encryption technology and are subject to United States export controls, and may be exported outside the U.S. only with the required level of export license or through an export license exception. In addition, various countries regulate the import of certain encryption technology and have enacted laws that could limit our ability to distribute our products or could limit our customers' ability to implement our products in those countries. Changes in our products or changes in export and import regulations may create delays in the introduction of our products in international markets, prevent our customers with international operations from deploying our products throughout their global systems or, in some cases, prevent the export or import of our products to certain countries altogether. Any change in export or import regulations or related legislation, shift in approach to the enforcement or scope of existing regulations, or change in the countries, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations.

        In addition, we have implemented limited procedures to ensure our compliance with export regulations, and if our export compliance procedures are not effective, we could be subject to civil or criminal penalties, which could lead to a material fine or sanction that could have an adverse effect on our business and results of operations.

Our use of open source software could impose limitations on our ability to commercialize our products.

        Our products contain software modules licensed for use from third-party authors under open source licenses, including the GNU Public License, the GNU Lesser Public License, the Apache License and others. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software we use. If we combine our proprietary software with open source software in a certain manner, we could, under certain of the open source licenses, be required to release the source code of our proprietary software to the public. This could allow our competitors to create similar products with lower development effort and time and ultimately could result in a loss of product sales for us.

        Although we monitor our use of open source closely, the terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our products. In such event, we could be required to seek licenses from third parties in order to continue offering our products, to re-engineer our products or to discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely basis, any of which could materially and adversely affect our business and operating results.

If we do not appropriately manage any future growth, or are unable to improve our systems and processes, our operating results could be negatively affected.

        Our future growth, if it occurs, could place significant demands on our management, infrastructure and other resources. We may need to increasingly rely on IT systems, some of which we do not currently have significant experience in operating, to help manage critical functions. To manage any future growth effectively, we must continue to improve and expand our information technology and financial infrastructure, operating and administrative systems and controls, and continue to manage headcount, capital and processes in an efficient manner. We may not be able to successfully implement improvements to these systems and processes in a timely or efficient manner, which could result in additional operating inefficiencies and could cause our costs to increase more than planned. If we do increase our operating expenses in anticipation of the growth of our business and this growth does not meet our expectations, our financial results may be negatively impacted. In addition, our systems and processes may not prevent or detect all errors, omissions or fraud. Our failure to improve our systems and processes, or their failure to operate in the intended manner, may result in our inability to manage the growth of our business and to accurately forecast our revenues, expenses and earnings, or to prevent certain losses. Any future growth would add complexity to our organization and require effective coordination within our organization. Failure to manage any future growth effectively could result in increased costs and harm our business.

Our business, operating results and growth rates may be adversely affected by unfavorable economic or market conditions.

        Our business depends on the overall demand for IT and on the economic health of our current and prospective customers. Our current business and operating plan assumes that economic activity in general, and IT spending in particular, will at least remain at close to current levels. We cannot be assured of the level of IT spending, however, the deterioration of which could have a material adverse effect on our results of operations and growth rates. The purchase of our products involves a significant commitment of capital and other resources, therefore, weak economic conditions, or a reduction in IT spending, even if economic conditions improve, would likely adversely impact our business, operating results and financial condition in a number of ways, including longer sales cycles, lower prices for our products and services, and reduced unit sales. For example, we believe that the recent economic downturns in the U.S. and international markets adversely affected our business as customers and potential customers reduced costs by reducing or delaying purchasing decisions. Any unfavorable economic or market conditions could materially and adversely affect our results of operations.

We are exposed to the credit risk of our VARs, distributors and customers, which could result in material losses and negatively impact our operating results.

        Most of our sales are on an open credit basis, with typical payment terms of 30 days in the U.S. and, because of local customs or conditions, longer in some markets outside the U.S. If any of our VARs, distributors or customers becomes insolvent or suffers a deterioration in its financial or business condition and is unable to pay for our products, our results of operations could be harmed.

Our ability to use net operating losses to offset future taxable income may be subject to certain limitations.

        In general, under Section 382 of the Internal Revenue Code, a corporation that undergoes an "ownership change" is subject to limitations on its ability to utilize its pre-change net operating losses, or NOLs, to offset future taxable income. Our existing NOLs may be subject to limitations arising from previous ownership changes, and if we undergo an ownership change in the future, our ability to utilize NOLs could be further limited by Section 382 of the Internal Revenue Code. Future changes in our stock ownership, many of which are outside of our control, could result in an ownership change under Section 382 of the Internal Revenue Code. Our net operating losses may also be impaired under state law. We may not be able to utilize a material portion of the NOLs. At December 31, 2011, we had federal and state net operating loss carryforwards of approximately $126.6 million and $113.5 million, respectively, expiring in 2022 and 2012, respectively.

Changes in our provision for income taxes or adverse outcomes resulting from examination of our income tax returns could adversely affect our results.

        Our provision for income taxes is subject to volatility and could be adversely affected by the following:

  •
  earnings being lower than anticipated in countries that have lower tax rates and higher than anticipated in countries that have higher tax rates;

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  changes in the valuation of our deferred tax assets and liabilities;

  •
  expiration of, or lapses in, the research and development tax credit laws;

  •
  transfer pricing adjustments including the effect of acquisitions on our intercompany research and development cost sharing arrangement and legal structure;

  •
  tax effects of nondeductible compensation;

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  tax costs related to intercompany realignments;

  •
  changes in accounting principles; or

  •
  changes in tax laws and regulations including possible U.S. changes to the taxation of earnings of our foreign subsidiaries, and the deductibility of expenses attributable to foreign income, or the foreign tax credit rules.

        Significant judgment is required to determine the recognition and measurement attributes prescribed in the accounting guidance for uncertainty in income taxes. The accounting guidance for uncertainty in income taxes applies to all income tax positions, including the potential recovery of previously paid taxes, which if settled unfavorably could adversely impact our provision for income taxes or additional paid-in capital. Further, as a result of certain of our ongoing employment and capital investment actions and commitments, our income in certain countries is subject to reduced tax rates. Our failure to meet these commitments could adversely impact our provision for income taxes. In addition, we are subject to the examination of our income tax returns by the Internal Revenue Service and other tax authorities. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for income taxes. The outcomes from these examinations may have a material and adverse effect on our operating results and financial condition.

New regulations or changes in existing regulations related to our products may result in unanticipated costs or liabilities, which could have a material and adverse effect on our business, results of operations and future sales, and could place additional burdens on the operations of our business.

        Our products are subject to governmental regulations in a variety of jurisdictions. If any of our products becomes subject to new regulations or if any of our products becomes specifically regulated by additional government entities, compliance with such regulations could become more burdensome, and there could be a material adverse effect on our business and results of operations. For example, radio emissions are subject to regulation in the U.S. and in other countries in which we do business. In the U.S., various federal agencies including the Center for Devices and Radiological Health of the Food and Drug Administration, the Federal Communications Commission, the Occupational Safety and Health Administration and various state agencies have promulgated regulations that concern the use of radio/electromagnetic emissions standards. Member countries of the European Union have enacted similar standards concerning electrical safety and electromagnetic compatibility and emissions standards.

        In addition, our wireless communication products operate through the transmission of radio signals. Currently, operation of these products in specified frequency bands does not require licensing by regulatory authorities. Regulatory changes restricting the use of frequency bands or allocating available frequencies could become more burdensome and could have a material and adverse effect on our business and results of operations.

Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, and to interruption by manmade problems such as power disruptions or terrorism.

        Our corporate headquarters are located in the San Francisco Bay Area, a region known for seismic activity. We also have significant research and development activities in India and facilities in Japan, regions known for typhoons, floods and other natural disasters. A significant natural disaster, such as an earthquake, fire or a flood, occurring at our headquarters, our other facilities or where our ODMs and channel partners are located, could have a material adverse impact on our business, operating results and financial condition. In addition, acts of terrorism could cause disruptions in our or our customers' businesses or the economy as a whole. We also rely on information technology systems to communicate among our workforce located worldwide, and in particular, our research and development activities that are coordinated between our corporate headquarters in the San Francisco Bay Area and our facility in India. Any disruption to our internal communications, whether caused by a natural disaster or by manmade problems, such as power disruptions, could delay our research and development efforts. To the extent that such disruptions result in delays or cancellations of customer orders, our research and development efforts or the deployment of our products, our business and operating results would be materially and adversely affected.

If we fail to maintain an effective system of internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

        As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the rules and regulations of The NASDAQ Stock Market. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place undue strain on our personnel, systems and resources.

        The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC's rules and forms.

        Our current controls and any new controls that we develop may become inadequate because of changes in conditions, and the degree of compliance with the policies or procedures may deteriorate. Further, weaknesses in our internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our prior period financial statements. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports filed with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

        In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources and provide significant management oversight, which involve substantial accounting-related costs. Any failure to maintain the adequacy of our internal controls, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In the event that we are not able to continue to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act in a timely manner, that our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on The NASDAQ Global Market.

        We have not yet implemented a complete disaster recovery plan or business continuity plan for our accounting and related information technology systems. Any disaster could therefore materially impair our ability to maintain timely accounting and reporting.

Risks Related to This Offering and Ownership of our Common Stock

Our stock price may be volatile. Further, you may not be able to resell shares of our common stock at or above the price you paid.

        The trading price of our common stock has been highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

  •
  actual or anticipated variation in anticipated results of operations of us or our competitors;

  •
  the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

  •
  announcements by us or our competitors of new products, new or terminated significant contracts, commercial relationships or capital commitments;

  •
  additional dilution to our existing shareholders due to new financing activities;

  •
  failure of securities analysts to maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

  •
  developments or disputes concerning our intellectual property or other proprietary rights;

  •
  commencement of, or our involvement in, litigation;

  •
  announced or completed acquisitions of businesses or technologies by us or our competitors;

  •
  changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

  •
  price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole, such as the continuing volatility in the financial markets;

  •
  rumors and market speculation involving us or other companies in our industry;

  •
  any major change in our management;

  •
  general economic conditions and slow or negative growth of our markets; and

  •
  other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

        In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources. If our stock price fluctuates after this offering, you could lose a significant part of your investment.

If securities or industry analysts issue an adverse or misleading opinion regarding our stock or do not publish research or reports about our business, our stock price and trading volume could decline.

        The trading market for our common stock relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts or the content and opinions included in their reports. The price of our common stock could decline if one or more equity research analysts downgrade our common stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business. If one or more equity research analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline. Further, securities analysts may elect not to provide research coverage of our common stock and such lack of research coverage may adversely affect the market price of our common stock.

Future sales of shares by existing stockholders could cause our stock price to decline.

        If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. As of June 30, 2012, approximately 18.0 million shares of common stock were issued and outstanding. At that date, we had approximately 4.5 million shares of our common stock that will become eligible for sale in the public market to the extent exercised and permitted by the provisions of various stock plans and vesting agreements outstanding as of June 30, 2012. The weighted-average exercise price for options was $7.76 per share as of June 30, 2012. Warrants to purchase 3.2 million shares of common stock at a weighted average exercise price of $9.48 per share had not been exercised and were still outstanding as of June 30, 2012. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

        We have paid no cash dividends on any of our classes of capital stock to date, have contractual restrictions against paying cash dividends and currently intend to retain our future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

Sales of shares in this offering, the issuance of shares by us in the future or sales of shares by our stockholders, may cause the market price of our common stock to drop significantly, even if our business is doing well.

        This offering may cause the market price of our common stock to decline, perhaps significantly, even if our business is doing well, and the volatility of our trading price may increase around the time of this offering. The market price of our common stock could also decline as a result of our sale of shares in this offering or the perception that sales of our shares are likely to occur in the future. This might also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Also, we may issue securities in connection with future financings and acquisitions, and those shares could dilute the holdings of other stockholders, including the investors in this offering.

Management might apply the net proceeds from this offering to uses that do not improve our operating results or increase the value of your investment.

        Our management will have considerable discretion in the application of the net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess how the proceeds will be used. The net proceeds may be used for corporate purposes that do not improve our operating results or market value and you will not have the opportunity to evaluate the economic, financial, or other information on which we base our decisions on how to use the proceeds. Pending application of the proceeds, they might be placed in investments that do not produce income or that lose value.

If an active trading market does not develop for our preferred stock, debt securities, warrants, subscription rights or units sold pursuant to this prospectus, securityholders may be unable to sell any such securities or to sell any such securities at a price that they deem sufficient.

        Unless otherwise specified in an accompanying prospectus supplement, any preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, subscription rights to purchase common stock, preferred stock or debt securities, or units consisting of some or all of these securities in any combination sold pursuant to this prospectus will be securities for which there currently is no established trading market. We may elect not to list any shares of preferred stock, debt securities, warrants, subscription rights or units sold pursuant to this prospectus on a national securities exchange. While the underwriters of a particular offering of any preferred stock, debt securities, warrants, subscription rights or units may advise us that they intend to make a market in those securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

  •
  that a market for any shares of preferred stock, debt securities, warrants, subscription rights or units will develop or continue;

  •
  as to the liquidity of any market that does develop; or

  •
  as to the ability to sell any such securities or the price at which such securities may be sold.

Certain provisions of our certificate of incorporation and bylaws and of Delaware law may make it difficult for stockholders to change the composition of our board of directors and may discourage hostile takeover attempts that some of our stockholders may consider to be beneficial.

        Certain provisions of our certificate of incorporation and bylaws and of Delaware law may have the effect of delaying or preventing changes in control if our board of directors determines that such changes in control are not in the best interests of us and our stockholders. The provisions in our certificate or incorporation and bylaws include, among other things, the following:

  •
  the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms, including preferences and voting rights, of those shares without stockholder approval;

  •
  stockholder action can only be taken at a special or regular meeting and not by written consent;

  •
  advance notice procedures for nominating candidates to our board of directors or presenting matters at stockholder meetings;

  •
  allowing only our board of directors to fill vacancies on our board of directors; and

  •
  supermajority voting requirements to amend our bylaws and certain provisions of our certificate of incorporation.

        While these provisions have the effect of encouraging persons seeking to acquire control of our company to negotiate with our board of directors, they could enable the board of directors to hinder or frustrate a transaction that some, or a majority, of the stockholders might believe to be in their best interests and, in that case, may prevent or discourage attempts to remove and replace incumbent directors. We are also subject to Delaware laws that could have similar effects. One of these laws prohibits us from engaging in a business combination with a significant stockholder unless specific conditions are met.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus and documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus or any documents incorporated by reference in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements are often identified by the use of words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other similar comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Such forward-looking statements are subject to risks, uncertainties and other factors, including the risks outlined under "Risk Factors" or elsewhere in this prospectus or any documents incorporated by reference in this prospectus, which may cause our or our industry's actual results, levels of activity, performance or achievements and the timing of certain events to be materially different from any future results, levels of activity, performance or achievements and timing of certain events expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled "Risk Factors," set forth in any Quarterly Report on Form 10-Q, Annual Report on Form 10-K and our other SEC filings incorporated by reference to this prospectus.

        You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled "Risk Factors" and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes including, without limitation, additions to our working capital, capital expenditures and, while we have no present understandings, commitments or agreement to do so, potential acquisitions of, or investments in, companies and technologies that complement our business. Pending such uses, we may temporarily invest the net proceeds.

        We will not receive any of the proceeds from the sales of securities by selling securityholders, if any, pursuant to this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

        The financial information provided in the table below should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference into this prospectus. The following table sets forth our ratio of earnings to fixed charges for each of the periods presented. As we had losses for each of the periods presented, we have provided the deficiency amounts. For purposes of calculating this deficiency, earnings consist of pre-tax loss from continuing operations before fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and the portion of rental expenses that we believe is representative of the interest portion of rental expenses.

	Six Months Ended June 30, 2012
			Year Ended December 31,
			2011		2010		2009		2008		2007
Ratio of earnings to fixed charges	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)

(1)
Due to the losses in the six months ended June 30, 2012 and the years ended December 31, 2011, 2010, 2009, 2008 and 2007, we would have had to generate additional earnings of $20.7 million, $26.3 million, $36.4 million, $17.2 million, $26.5 million and $41.1 million, respectively, to achieve a ratio of earnings to fixed shares of 1:1.

DESCRIPTION OF SECURITIES

        As of the date of this prospectus, our authorized capital stock consisted of 150,000,000 shares of common stock, $0.0005 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.0005 par value per share. The following description summarizes the most important terms of the securities we or selling securityholders may offer. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to the applicable prospectus supplement and any related free writing prospectus, our restated certificate of incorporation and restated bylaws and to the applicable provisions of Delaware law.

DESCRIPTION OF CAPITAL STOCK

  Common Stock

        As of September 4, 2012, there were 18,054,812 shares of common stock outstanding.

        Dividend Rights.    Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

        Voting Rights.    Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our restated certificate of incorporation eliminates the right of stockholders to cumulate votes for the election of directors.

        No Preemptive or Similar Rights.    Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

        Right to Receive Liquidation Distributions.    Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders will be distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

        Limitations on Common Stock Rights Created by the Rights of Another Authorized Class of Securities.    As further described below, our board of directors is authorized, subject to the limits imposed by Delaware law, to issue up to 5,000,000 shares of preferred stock. Although no shares of preferred stock are outstanding as of the date of this prospectus, our board may authorize the issuance of such preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.

        Our common stock is listed on The NASDAQ Global Market under the trading symbol "MERU." The transfer agent and registrar for our common stock is Computershare, Inc.

  Preferred Stock

        As of the date of this prospectus, no shares of our preferred stock were outstanding. Subject to limitations prescribed by Delaware law, our board of directors is authorized to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.

        Our board of directors will fix the rights, preferences, privileges, qualifications, limitations and restrictions of the preferred stock of each series that we sell under this prospectus, applicable prospectus supplements and any related free writing prospectus in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description of the preferred stock in the certificate of designation, any applicable prospectus supplement and any related free writing prospectus will describe, among other things, the following terms of the preferred stock:

  •
  the number of shares in any series;

  •
  the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

  •
  the dividend rate and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

  •
  the voting rights of that series of preferred stock, if any;

  •
  the conversion provisions applicable to that series of preferred stock, if any;

  •
  the redemption or sinking fund provisions applicable to that series of preferred stock, if any;

  •
  the liquidation preference per share of that series of preferred stock, if any;

  •
  the rank of that series of preferred stock relative to other series of preferred stock; and

  •
  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

        The description of preferred stock set forth above and in any description of the terms of a particular series of preferred stock in the related prospectus supplement and any related free writing prospectus will not be complete. You should refer to the applicable certificate of designation for such series of preferred stock for complete information with respect to such preferred stock. The prospectus supplement will also contain a description of certain U.S. federal income tax consequences relating to that series of preferred stock.

Anti-Takeover Provisions

        Certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

  Delaware Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the "interested stockholder." Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

  Certificate of Incorporation and Bylaw Provisions

        Our amended and restated certificate of incorporation and our amended and restated bylaws include provisions that:

  •
  authorize the board of directors to issue, without further action by the stockholders, up to 5,000,000 shares of undesignated preferred stock;

  •
  require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

  •
  specify that special meetings of our stockholders can be called only by the board of directors, the chairman of the board, or the chief executive officer;

  •
  establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors;

  •
  supermajority voting requirements to amend our bylaws and certain provisions of our certificate of incorporation; and

  •
  provide that vacancies on our board of directors may be filled only be a majority of directors then in office, even though less than a quorum.

        The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement and any related free writing prospectus also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may issue secured or unsecured and senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. The form of indentures will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as an exhibit to a Current Report on Form 8-K. For the complete terms of a particular series of indentures, you should refer to the applicable prospectus supplement, any related free writing prospectus and the form of indenture for that particular series of indentures. We encourage you to read the applicable prospectus supplement, any related free writing prospectus and the form of indenture for that particular series of debt securities before you purchase any of our debt securities.

        The applicable prospectus supplement and any related free writing prospectus for a series of debt securities we issue will describe, among other things, the following terms of the offered debt securities:

  •
  the title of the debt securities;

  •
  the aggregate principal amount of the debt securities, the percentage of the principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined;

  •
  whether the amount of payments of principal of, or premium, if any, or interest on, the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;

  •
  provisions with respect to the subordination of the rights of holders of the debt securities to other security holders or creditors;

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  whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable and any applicable limitations on ownership or transferability of such other securities received on conversion;

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  the person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date;

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  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined;

  •
  the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

  •
  the place or places of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served;

  •
  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events, including but not limited to any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payments of such debt security, or the method for determining the make-whole amount;

  •
  any optional redemption provisions;

  •
  provisions relating to subsidiary guarantees, if any;

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  any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;

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  any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities;

  •
  any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indentures that will be applicable to the debt securities;

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  if other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities;

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  if the debt securities are not to be issued in book-entry form only and held by The Depository Trust Company, or DTC, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations;

  •
  if other than U.S. dollars, the currency or currencies of such debt securities;

  •
  the denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities;

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  a discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities;

  •
  whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

  •
  the name of the trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action; and

  •
  the applicable CUSIP number.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock or debt securities, or a combination thereof. As of the date of this prospectus, there are warrants to purchase approximately 3.2 million shares of our common stock outstanding at a weighted-average exercise price of $9.48.

        Warrants may be issued independently or together with any offered securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The form of warrant will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as an exhibit to a Current Report on Form 8-K. For the complete terms of a particular series of warrants, you should refer to the applicable prospectus supplement, any related free writing prospectus and the form of warrant for that particular series of warrants. We encourage you to read the applicable prospectus supplement, any related free writing prospectus and the form of warrant for that particular series of warrants before you purchase any of our warrants.

        The applicable prospectus supplement and any related free writing prospectus for a series of warrants to purchase our common stock, preferred stock or debt securities will describe, among other things, the following terms of the warrants:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock, preferred stock or debt securities that may be purchased upon exercise of a warrant and the exercise price for the warrants, and any provisions for changes to or adjustments in the exercise price;

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  in the case of warrants for debt securities:

  •
  the number of, and any date on and after which, debt warrants and debt securities that will be separately transferable;

  •
  the title, total principal amount, ranking and terms, including subordination and conversion provisions, of the underlying debt securities that may be purchased upon exercise of the debt warrants

  •
  the time or period when the debt warrants are exercisable, the minimum or maximum amount of debt warrants that may be exercised at any one time and the final date on which the debt warrants may be exercised;

  •
  the principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant and the price, or the manner of determining the price, at which the principal amount may be purchased upon exercise;

  •
  whether the debt securities are secured or unsecured; and

  •
  any book-entry procedure information;

  •
  any provisions with respect to holder's right to require us to repurchase the warrants upon a change in control; and

  •
  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of warrants will not be entitled to:

  •
  vote, consent or receive dividends;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders of Meru Networks.

        As set forth in the applicable prospectus supplement and any related free writing prospectus, the exercise price and the number of shares of common stock, preferred stock or debt securities purchasable upon exercise of the warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to any holders of common stock, a stock split, reverse stock split, combination, subdivision or reclassification of common stock, and such other events, if any, specified in the applicable prospectus supplement and any related free writing prospectus.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

  •
  the price, if any, for the subscription rights;

  •
  the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

  •
  the number of subscription rights to be issued to each stockholder;

  •
  the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by Meru Networks in connection with the offering of subscription rights.

        The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

        We may issue units to purchase one or more of the securities referenced herein. The terms of such units will be set forth in a prospectus supplement and any related free writing prospectus. The form of units will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as an exhibit to a Current Report on Form 8-K. For the complete terms of the units, you should refer to the applicable prospectus supplement, any related free writing prospectus and the form of units. We encourage you to read the applicable prospectus supplement, any related free writing prospectus and the form of units for before you purchase any of our units.

PLAN OF DISTRIBUTION

        We or selling securityholders may sell the securities referenced in this prospectus in any one or more of the following methods:

  •
  direct sales to purchasers;

  •
  through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

  •
  through designated agents;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  exchange distributions in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  broker-dealers may agree with us to sell a specified number of such securities at a stipulated price per security;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  through dividend or similar distribution of subscription rights to our existing securityholders, in connection with which we may engage a dealer-manager to assist in soliciting the exercise of rights and participation in any over-subscription or over-allotment right;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        A prospectus supplement and any related free writing prospectus will set forth the specific terms of the offering of the securities covered by this prospectus, including:

  •
  the name or names of any underwriters, dealers or agents, if any, and the amounts of securities underwritten or purchased by each of them;

  •
  any over-allotment options under which underwriters, if any, may purchase additional securities from us;

  •
  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation, if applicable;

  •
  in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

  •
  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

  •
  the nature of the underwriter's obligation to take the securities; and

  •
  any securities exchanges or markets on which the securities will be listed.

        Unless otherwise specified in the related prospectus supplement and any related free writing prospectus, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Global Market. Any common stock sold pursuant to a prospectus supplement and any related free writing prospectus will be listed on The NASDAQ Global Market, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities on a quotation system or an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

        Underwriters may offer and sell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities they have committed to purchase if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in a prospectus supplement, naming the underwriters.

        In connection with an offering, underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

        We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

        We or selling securityholders may sell securities through agents from time to time. A prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        Any dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We or selling securityholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at a public offering price set forth in the prospectus supplement and any related free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement and any related free writing prospectus, and the prospectus supplement and any related free writing prospectus will set forth any commissions we pay for solicitation of these contracts.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

 LEGAL MATTERS

        The validity of the securities offered under this prospectus will be passed upon for us by Fenwick & West LLP, Mountain View, California. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and related financial statement schedule of Meru Networks, Inc. as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011 (which is included in management's report on internal control over financial reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the reports of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

        This prospectus incorporates by reference some of the reports, proxy statements and other information that we have filed with the SEC under the Securities Exchange Act of 1934, or the Exchange Act. This means that we are disclosing important business and financial information to you by referring you to those documents. Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered by this prospectus are sold.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2012 Annual Meeting of Stockholders filed with the SEC on April 3, 2012);

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012;

  •
  Current Reports on Form 8-K filed on June 27, 2012, June 7, 2012, May 11, 2012, March 22, 2012, and March 2, 2012; and

  •
  Description of our common stock contained in our Form 8-A filed with the SEC on March 12, 2010 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        Any statements made in a document incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        In addition, for so long as any of the securities remain outstanding and during any period in which we are not subject to Section 13 or Section 15(d) of the Exchange Act, we will make available to any prospective purchaser or beneficial owner of the securities in connection with the sale thereof the information required by Rule 144A(d)(4) under the Securities Act. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

        We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be directed to Corporate Secretary, Meru Networks, Inc., 894 Ross Drive, Sunnyvale, California 94089, telephone number (408) 215-5300. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. We are required to file electronic versions of these documents with the SEC. Our reports, proxy statements and other information can be inspected and copied at prescribed rates at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy statements and other information, including electronic versions of our filings. The website address is http://www.sec.gov. Our SEC filings are also available free of charge at our website at http://www.merunetworks.com, as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. Information contained on our web site is not part of this prospectus or our other filings with the SEC.

$15,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units

PROSPECTUS

                        , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated costs and expenses, other than any underwriting discounts and commission, payable by the Registrant in connection with the offering of the securities being registered. All amounts shown are estimates, except for the registration fee.

SEC registration fee	$1,719
Accounting fees and expenses	*
Legal fees and expenses	*
FINRA filing fee	*
NASDAQ listing fee	*
Printing and engraving expenses	*
Trustee fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous	*
Total	*

*
These fees and expenses depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Section 102 of the Delaware General Corporation Law the ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

        Section 145 of the DGCL provides, among other things, that a court may award and we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in the right of the Registrant—by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant, or is or was serving at our request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acting in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well but only to the extent of defense expenses, including attorneys' fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

        The Registrant's Amended and Restated Certificate of Incorporation, attached as Exhibit 3.1 hereto, and Amended and Restated Bylaws, attached as Exhibit 3.2 attached hereto, provide that the

Registrant shall indemnify its directors and executive officers to the fullest extent under the circumstances not prohibited by the DGCL or any other applicable law.

        In addition, the Registrant has entered into separate indemnification agreements (incorporated herein by reference to Exhibit 10.1 to Amendment No. 4 to Registrant's Form S-1 filed with the Commission on March 12, 2010 (Registration No. 333-163859)) with its directors and officers which would require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act. The Registrant currently carries director and officer liability insurance for its directors and officers and intends to maintain such insurance, if available on reasonable terms.

Item 16.    Exhibits and Financial Statement Schedules

        The list of exhibits filed with this registration statement is set forth in the Exhibit Index following the signature pages and is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission ("Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (8)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (9)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be initial bona fide offering thereof.

        (10) If and when applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 5th day of September, 2012.

MERU NETWORKS, INC.
By:	/s/ DR. BAMI BASTANI Dr. Bami Bastani President, Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Dr. Bami Bastani and Brett T. White, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DR. BAMI BASTANI Dr. Bami Bastani	President, Chief Executive Officer and Director (Principal Executive Officer)	September 5, 2012
/s/ BRETT T. WHITE Brett T. White	Chief Financial Officer (Principal Accounting and Financial Officer)	September 5, 2012
/s/ WILLIAM QUIGLEY William Quigley	Chairman of the Board of Directors	September 5, 2012
/s/ HAROLD COPPERMAN Harold Copperman	Director	September 5, 2012

Signature	Title	Date

/s/ CHARLES D. KISSNER Charles D. Kissner	Director	September 5, 2012
/s/ STANLEY MERESMAN Stanley Meresman	Director	September 5, 2012
/s/ NICHOLAS MITSAKOS Nicholas Mitsakos	Director	September 5, 2012
/s/ BARRY A. NEWMAN Barry A. Newman	Director	September 5, 2012

Exhibit Index

			Incorporated by Reference
Exhibit Number		Exhibit Description	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith
1.1	*	Form of Underwriting Agreement.
1.2	*	Form of Underwriting or Purchase Agreement for Debt Securities.
4.1		Form of Amended and Restated Certificate of Incorporation of Registrant, and amendments thereto.	S-1/A	333-163859	March 12, 2010	3.1(b)
4.2		Form of Amended and Restated Bylaws of Registrant.	S-1/A	333-163859	March 12, 2010	3.2(b)
4.3		Form of Common Stock Certificate.	S-1/A	333-163859	March 12, 2010	4.1
4.4		Amended and Restated Registration Rights Agreement between the Registrant and certain investors.	S-1/A	333-163859	March 12, 2010	4.2
4.5		Form of Warrant to purchase Common Stock.	S-1/A	333-163859	March 12, 2010	4.3
4.6		Warrant to Purchase Series B Preferred Stock, as amended, issued to Venture Lending & Leasing IV, LLC.	S-1/A	333-163859	March 12, 2010	4.4
4.7		Form of Class A Warrant to purchase Common Stock, as amended.	S-1/A	333-163859	March 12, 2010	4.5
4.8		Form of Class B Warrant to purchase Common Stock, as amended.	S-1/A	333-163859	March 12, 2010	4.6
4.9		Class A Warrant to purchase Common Stock, as amended, issued to Vision Opportunity Master Fund, Ltd.	S-1/A	333-163859	March 12, 2010	4.7
4.10		Class B Warrant to purchase Common Stock, as amended, issued to Vision Opportunity Master Fund, Ltd.	S-1/A	333-163859	March 12, 2010	4.8
4.11		Warrant to Purchase Shares of Common Stock of Meru Networks, Inc. issued to Venture Lending & Leasing VI, LLC.	8-K	001-34659	June 7, 2012	10.3
4.12	*	Form of Preferred Stock Certificate.
4.13	*	Form of Indenture for Senior Debt Securities.
4.14	*	Form of Indenture for Subordinated Debt Securities.
4.15	*	Form of Warrant.
4.16	*	Form of Subscription Rights Certificate.
4.17	*	Form of Unit.

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith
5.1		Opinion of Fenwick & West LLP regarding legality of the securities being registered.					X
12.1		Statement Regarding Computation of Ratio of Earnings to Fixed Charges.					X
23.1		Consent of Fenwick & West LLP (included in Exhibit 5.1).					X
23.2		Consent of Burr Pilger Mayer, Inc., independent registered public accounting firm.					X
24.1		Power of Attorney (see page II-5 of this registration statement).					X
25.1	*	Statement of Eligibility of Trustee on Form T-1, Senior Debt Securities.
25.2	*	Statement of Eligibility of Trustee on Form T-1, Subordinated Debt Securities.

*
To be filed, when and if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a current report on Form 8-K, in connection with the offering of securities.